EXHIBIT 16.1
                                  ------------


                                February 13, 2004


Securities  and  Exchange  Commission
Washington,  D.C.  20549

Gentlemen:

We have read the information in Item 4 contained in the Form 8-K of Adsouth Partners, Inc., formerly Zenith Technology, Inc., dated February 13, 2004 and agree with the statements made in paragraphs 2 and 4 therein.


                                             Very  truly  yours,

                                             /s/ Stonefield Josephson, Inc.
                                             Stonefield  Josephson,  Inc.
                                             Certified  Public  Accountants


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